UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 3, 2021, Nicolet Bankshares, Inc. (the “Company” or “Nicolet”) completed its merger (the “Merger”) with County Bancorp, Inc. (“County”), pursuant to the terms of the Agreement and Plan of Merger, dated June 22, 2021, by and between Nicolet and County (the “Merger Agreement”). At closing, County merged with and into Nicolet, with Nicolet surviving the Merger. Immediately following the Merger, County’s wholly owned bank subsidiary, Investors Community Bank, merged with and into Nicolet’s wholly owned bank subsidiary, Nicolet National Bank (the “Bank”) pursuant to the terms of a Plan of Merger (the “Bank Plan of Merger”) by and between the Bank and Investors Community Bank (the “Bank Merger”).

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of County common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of the shareholder, either cash of $37.18 or 0.48 shares of Nicolet common stock, subject to proration procedures such that 1,237,000 shares of County common stock will be exchanged for cash, and the remaining shares will be exchanged for Nicolet common stock. In lieu of any fractional shares of Nicolet common stock, County shareholders who would otherwise have been entitled to receive a fraction of a share of Nicolet common stock (after taking into account all shares held by a shareholder) will instead receive an amount in cash (without interest and rounded to the nearest whole cent) in lieu of such fractional share in accordance with the terms of the Merger Agreement. Outstanding equity awards of County were treated as specified in the Merger Agreement.

As a result of the Merger, Nicolet is issuing approximately 2.3 million shares of Nicolet common stock, valued at $73.03 per share based on the closing price of Nicolet’s common stock on the Nasdaq Capital Market on December 2, 2021, the last trading day prior to the consummation of the Merger, and paying approximately $49 million in cash. The value of the total merger consideration was approximately $220 million.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective immediately upon the consummation of the Merger on December 3, 2021, and in accordance with the terms of the Merger Agreement, the Nicolet Board of Directors increased the size of the board by one member and appointed Lynn D. Davis, a former member of the County board of directors, to fill the vacancy created by this increase. Dr. Davis was not selected as a director of Nicolet pursuant to any other arrangement or understanding with any other persons.

Effective immediately upon the consummation of the Bank Merger on December 3, 2021, and in accordance with the terms of the Merger Agreement and the Bank Plan of Merger, the Bank Board of Directors increased the size of the board by one member and appointed Dr. Davis to fill the vacancy created by this increase.

Item 8.01	Other Events

On December 6, 2021, the Company issued a press release announcing the completion of the Merger with County. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The audited consolidated financial statements of County as of and for the year ended December 31, 2020, and the related notes thereto and report of the independent auditor thereon, are included in Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited consolidated financial statements of County as of and for the nine months ended September 30, 2021, and the related notes thereto, are included in Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro forma financial information

The unaudited pro forma condensed combined financial information of the Company and County as of and for the year ended December 31, 2020, and as of and for the nine months ended September 30, 2021, is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and between Nicolet Bankshares, Inc. and County Bancorp, Inc. dated June 22, 2021 (incorporated by reference to the Current Report on Form 8-K filed by Nicolet on June 22, 2021).
23.1	Consent of Plante & Moran, PLLC
99.1	Press Release dated December 6, 2021
99.2	Audited consolidated financial statements of County Bancorp, Inc. as of and for the year ended December 31, 2020, including the notes related thereto and the report of Plante & Moran, PLLC.
99.3	Unaudited consolidated financial statements of County Bancorp, Inc. as of and for the nine months ended September 30, 2021, and the notes related thereto.
99.4	Unaudited pro forma condensed combined financial information of Nicolet Bankshares, Inc. and County Bancorp, Inc. as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2021	NICOLET BANKSHARES, INC.

		By:	/s/ H. Phillip Moore, Jr.
H. Phillip Moore, Jr.
Chief Financial Officer